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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in this registration statement of
Triangle Bancorp. Inc. on Form S-8 (File No. 333-      ) of our report dated
January 20, 1997, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing in the 1996 Annual Report on Form 10-K of Triangle Bancorp, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.



Raleigh, North Carolina
June 25, 1997